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                                                                    EXHIBIT 10.2

                      FORM OF AGREEMENT TO ADVANCE EXPENSES

      THIS AGREEMENT TO ADVANCE EXPENSES, dated __________, 2000 (this "Agreement"), is by and between U.S. CAN CORPORATION, a Delaware corporation (the "Corporation") and ___________, a member of the Board of Directors of the Corporation ("Director").

      WHEREAS, at a special meeting of the Board of Directors of the Corporation on March 22, 2000, the Corporation received a written proposal calling for a recapitalization transaction involving the Corporation (including any changes or modifications thereto, the "Proposal");

      WHEREAS, this Agreement is being entered into as an inducement to Director to continue to serve as a director of the Corporation;

      NOW, THEREFORE, in consideration of the premises, the covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Advancement of Expenses. Any and all expenses (including attorneys' fees) incurred by Director in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, instituted against Director and arising out of or in connection with the Proposal or any alternatives thereto or any agreements, transactions, arrangements, or other actions or inactions in any way, directly or indirectly, related thereto, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, to the fullest extent permitted under Delaware law, the Corporation's Restated Certificate of Incorporation (the "Charter") and the Corporation's By-Laws, without any further approval or authorization by the Board of Directors of the Corporation, upon receipt of (i) an undertaking by or on behalf of Director to repay the amount advanced unless it shall be ultimately determined that Director is entitled to be indemnified by the Corporation as authorized by Article 9 of the Charter, and (ii) satisfactory evidence as to the amount of such expenses.

      2. Non-Exclusivity of Rights. The rights to advancement of expenses granted to Director under this Agreement shall not be deemed exclusive of, or in limitation of, any other rights to which Director may be entitled under Delaware law, the Charter or the By-Laws of the Corporation, any other agreement, insurance policy, vote of stockholders or disinterested directors, or otherwise, both as to action in Director's capacity as a director of the Corporation and as to action in another capacity while serving as a director of the Corporation.

      3. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all





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portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

      4. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

      5. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement.

      6. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction of this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        U.S. CAN CORPORATION


                                        By:

                                        Name:
                                        Title:



                                        DIRECTOR

                                        _____________________________